Exhibit 99.1

HALOZYME REPORTS SECOND QUARTER 2023 FINANCIAL AND OPERATING RESULTS

Revenue Increased 45% YOY to $221.0 million; GAAP Diluted EPS of $0.56 and Non-GAAP Diluted EPS of $0.741

Royalty Revenue Increased 31% YOY to Record $111.7 million

Raised 2023 Non-GAAP Diluted EPS Guidance to $2.65-$2.75

Updated Revenue Guidance to $825-$845 million, Representing 25-28% YOY Growth, and EBITDA Guidance to $420-$440 million, Representing >30% YOY Growth1

SAN DIEGO, August 8, 2023 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”) today reported its financial and operating results for the second quarter ended June 30, 2023 and provided an update on its recent corporate activities and outlook.

“Our strong second quarter results with record revenue of $221 million and non-GAAP EPS of $0.74 were complemented with significant commercial and clinical advancements with our ENHANZE product pipeline,” said Dr. Helen Torley, president and chief executive officer of Halozyme. “The FDA approval for argenx’s VYVGART Hytrulo with ENHANZE for generalized myasthenia gravis expanded our commercialized partnered products to six products generating royalty revenue. In addition, argenx’s VYVGART Hytrulo achieved positive data in a second indication for CIDP and Roche’s SC ocrelizumab with ENHANZE met the phase 3 study primary and secondary endpoints, which support the near-term additional opportunities for growth. We expect our commercialized partnered products to further expand with the potential FDA approval of Roche’s SC atezolizumab later this year. We also look forward to late-stage clinical data from argenx for ITP and pemphigus, which will support our future growth trajectory. We are well positioned for another record year with our updated guidance.”

Recent Partner Highlights:
•In July 2023, argenx reported positive data from the ADHERE study evaluating VYVGART® Hytrulo with ENHANZE® in adults with chronic inflammatory demyelinating polyneuropathy (“CIDP”). The study met its primary endpoint resulting in a 61% reduction in risk of relapse compared to placebo.
•In July 2023, Roche announced that the Phase III OCARINA II trial evaluating OCREVUS® (ocrelizumab) with ENHANZE® as a twice a year 10-minute subcutaneous injection met its primary and secondary endpoints in patients with relapsing forms of multiple sclerosis (“MS”) or primary progressive MS (“RMS” or “PPMS”).
•In June 2023, argenx received U.S. Food and Drug Administration (“FDA”) approval for VYVGART® Hytrulo injection with ENHANZE® for SC use for the treatment of generalized myasthenia gravis in adult patients who are anti-acetylcholine receptor (“AChR”) antibody positive and in July 2023, VYVGART® Hytrulo was made available to patients, triggering $33.0 million in milestone payments and the right to receive royalties on net product sales.
•In June 2023, Takeda announced positive results from a pivotal Phase 3 trial evaluating HYQVIA® for maintenance treatment of chronic inflammatory demyelinating polyneuropathy (“CIDP”) and confirmed regulatory applications were under review in the U.S. and European Union.
•In April 2023, Takeda announced that the FDA approved a supplemental Biologics License Application (“sBLA”) to expand the use of HYQVIA® to treat primary immunodeficiency in children.

Second Quarter 2023 Financial Highlights:
•Revenue in the second quarter was $221.0 million compared to $152.4 million in the second quarter of 2022. The 45% year-over-year increase was driven by growth in ENHANZE® revenue streams with an increase in royalty revenue and an increase in milestone revenue due to the approval and launch of VYVGART® Hytrulo as well as the addition of product sales as a result of the Antares Pharma acquisition. Revenue for the quarter included $111.7 million in royalties, an increase of 31% compared to $85.3 million in the prior year period, primarily attributable to subcutaneous DARZALEX® (daratumumab).
•Cost of sales in the second quarter was $50.1 million, compared to $33.9 million in the second quarter of 2022. The increase was driven by an increase in product sales as a result of the Antares Pharma acquisition and amortization of inventory step-up associated with purchase accounting for the Antares Pharma acquisition.
•Amortization of intangibles expense in the second quarter was $17.8 million, due to the Antares Pharma acquisition, in which Halozyme acquired intangible assets that are amortized over a useful life related to the auto injector technology platform, XYOSTED® and TLANDO®.
•Research and development expense in the second quarter was $19.7 million, compared to $15.5 million in the second quarter of 2022. The increase is primarily due to an increase in compensation expense related to the ongoing combined larger workforce as a result of the Antares Pharma acquisition, which added device platform resources in regulatory, quality and manufacturing, as well as planned investments in ENHANZE®.
•Selling, general and administrative expense in the second quarter was $38.9 million, compared to $57.5 million in the second quarter of 2022. The decrease was primarily due to one-time transaction costs in the prior year, partially offset by an increase in compensation expense related to the ongoing combined larger workforce, including the addition of commercial resources in sales and marketing for the testosterone replacement therapy products.
•Operating income in the second quarter was $94.5 million, compared to operating income of $34.1 million in the second quarter of 2022. Net Income in the second quarter was $74.8 million, compared with net income of $22.7 million in the second quarter of 2022. EBITDA in the second quarter was $115.1 million, compared with EBITDA of $46.6 million in the second quarter of 2022. Adjusted EBITDA in the second quarter was $115.1 million, compared with Adjusted EBITDA of $87.8 million in the second quarter of 2022.
•Earnings per Share: On a GAAP basis in the second quarter of 2023, diluted earnings per share was $0.56, compared with $0.16 in the second quarter of 2022. On a non-GAAP basis, diluted earnings per share was $0.74, compared with diluted earnings per share of $0.53 in the second quarter of 2022.1
•Cash, cash equivalents and marketable securities were $348.3 million on June 30, 2023, compared to $362.8 million on December 31, 2022. The decrease was primarily due to the repurchase of common stock for $150.0 million in the first quarter of 2023.

Financial Outlook for 2023

The Company is increasing the lower end of revenue and EBITDA guidance ranges to reflect strong second quarter results. In addition, the Company is increasing non-GAAP diluted earnings per share guidance to reflect the impact of share repurchases that occurred earlier in the year. For the full year 2023, the Company now expects:

•Total revenue of $825 million to $845 million, representing growth of 25% to 28% over 2022 total revenue primarily driven by continued strength in Wave 2 products, including DARZALEX® SC (daratumumab) and Phesgo® (pertuzumab, trastuzumab and hyaluronidase) utilizing ENHANZE®, as well as full year auto-injector royalty and product contribution. The Company expects revenue from royalties of $445 million to $455 million, representing growth of 23% to 26%.
•EBITDA of $420 million to $440 million, representing growth of >30% over 2022. EBITDA excludes the impact of amortization costs related to the Antares Pharma acquisition.1
•Non-GAAP diluted earnings per share of $2.65 to $2.75, representing growth of 20% over 20221. The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2023 Financial Guidance

	Guidance Range	Previous Guidance Range
Total Revenue	$825 to $845 million	$815 to $845 million
Royalty Revenue	$445 to $455 million	$445 to $455 million
EBITDA	$420 to $440 million	$415 to $440 million
Non-GAAP Diluted EPS	$2.65 to $2.75	$2.50 to $2.65

Webcast and Conference Call

Halozyme will host its Quarterly Update Conference Call for the second quarter ended June 30, 2023 today, Tuesday, August 8, 2023 at 4:30 p.m. ET/1:30 p.m. PT. The conference call may be accessed live with pre-registration via this link: https://conferencingportals.com/event/QfiVLXsr. The call will also be webcast live through the “Investors” section of Halozyme's corporate website and a recording will be made available following the close of the call. To access the webcast and additional documents related to the call, please visit the "Investors" section of www.halozyme.com.

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. As the innovators of the ENHANZE® technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the delivery of injected drugs and fluids in order to reduce the treatment burden to patients. Having touched more than 700,000 patient lives in post-marketing use in six commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, AbbVie, Eli Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics, ViiV Healthcare and Chugai Pharmaceutical.

Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technology that are designed to provide commercial or functional advantages such as improved convenience and tolerability, and enhanced patient comfort and adherence. The Company has a commercial portfolio of proprietary products including XYOSTED®, TLANDO® and NOCDURNA® and partnered commercial products and ongoing product development programs with several pharmaceutical companies including Teva Pharmaceuticals and Idorsia Pharmaceuticals.

Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.

For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain Non-GAAP financial measures. The Company reports earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA and Non-GAAP diluted earnings per share, and guidance with respect to those measures, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates Non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discount, intangible asset amortization, transaction costs for business combinations, realized gains or losses on marketable security sales and certain adjustments to income tax expense. The Company calculates EBITDA excluding interest, taxes, depreciation and amortization. The Company calculates adjusted EBITDA excluding transaction costs for business combinations. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company does not provide reconciliations of forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in contingent liabilities, share-based compensation expense and the effects of any discrete income tax items. The Company evaluates other items of income and expense on an individual basis for potential inclusion in the calculation of Non-GAAP financial measures and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of the Company’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These Non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its Non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. The Company considers these Non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations. The Company uses Non-GAAP financial information in assessing what it believes is a meaningful and comparable set of financial performance measures to evaluate operating trends, as well as in establishing portions of our performance-based incentive compensation programs.

Safe Harbor Statement

In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s financial performance (including the Company's financial outlook for 2023) and expectations for future growth, achieving operational goals, profitability, revenues (including royalty, milestone and product sales revenue), EBITDA and non-GAAP diluted earnings-per-share and potential share repurchase under its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of higher volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company's business may include potential growth and receipt of royalty and milestone payments driven by our partners' development and commercialization efforts, potential new clinical trial study starts and clinical data, regulatory submissions and product launches, the size and growth prospects of our partners' drug franchises, potential new or expanded collaborations and collaborative targets and regulatory review and potential approvals of new partnered or proprietary products. These forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company’s share repurchase program, unexpected results or delays in the growth of the Company’s business, or in the development, regulatory review or commercialization of the Company’s partnered or proprietary products, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Contacts:

Tram Bui
VP, Investor Relations and Corporate Communications
609-359-3016
tbui@halozyme.com

Dawn Schottlandt
Argot Partners
212-600-1902
Halozyme@argotpartners.com

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information and adjusted guidance measures are provided at the end.

Halozyme Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Royalties	$111,740	$85,340	$211,380	$154,945
Product sales, net	73,889	46,300	134,683	68,440
Revenues under collaborative agreements	35,409	20,725	37,118	46,259
Total revenues	221,038	152,365	383,181	269,644
Operating expenses:
Cost of sales	50,070	33,943	85,240	49,865
Amortization of intangibles	17,835	11,403	35,670	11,403
Research and development	19,727	15,483	37,706	27,336
Selling, general and administrative	38,948	57,476	76,305	71,310
Total operating expenses	126,580	118,305	234,921	159,914
Operating income	94,458	34,060	148,260	109,730
Other income (expense):
Investment and other (expense) income, net	3,192	(945)	6,171	(447)
Interest expense	(4,494)	(3,104)	(9,037)	(4,863)
Net income before income taxes	93,156	30,011	145,394	104,420
Income tax expense	18,402	7,326	31,025	21,627
Net income	$74,754	$22,685	$114,369	$82,793

Net income per share:
Basic	$0.57	$0.16	$0.86	$0.60
Diluted	$0.56	$0.16	$0.84	$0.58

Shares used in computing net income per share:
Basic	131,730	137,937	133,369	137,798
Diluted	133,543	142,216	135,758	141,795

Halozyme Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$221,165	$234,195
Marketable securities, available-for-sale	127,110	128,599
Accounts receivable, net and contract assets	246,179	231,072
Inventories, net	132,406	100,123
Prepaid expenses and other current assets	38,885	45,024
Total current assets	765,745	739,013
Property and equipment, net	74,559	75,570
Prepaid expenses and other assets	18,409	26,301
Goodwill	416,821	409,049
Intangible assets, net	510,982	546,652
Deferred tax assets, net	23,924	44,426
Restricted cash	—	500
Total assets	$1,810,440	$1,841,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,120	$17,693
Accrued expenses	105,431	96,516
Deferred revenue, current portion	842	3,246
Current portion of long-term debt, net	—	13,334
Total current liabilities	116,393	130,789
Deferred revenue, net of current portion	2,253	2,253
Long-term debt, net	1,495,998	1,492,766
Other long-term liabilities	30,875	30,433
Contingent liability	13,888	15,472
Total liabilities	1,659,407	1,671,713

Stockholders’ equity:
Common stock	132	135
Additional paid-in capital	12,068	27,368
Accumulated other comprehensive loss	(1,615)	(922)
Retained earnings (accumulated deficit)	140,448	143,217
Total stockholders’ equity	151,033	169,798
Total liabilities and stockholders’ equity	$1,810,440	$1,841,511

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2023	2022
GAAP Net Income	$74,754	$22,685
Adjustments:
Share-based compensation	9,622	5,635
Amortization of debt discount	1,817	1,112
Amortization of intangible assets	17,835	11,403
Transaction costs for business combinations(1)	—	18,593
Severance and share-based compensation acceleration expense(2)	—	22,552
Amortization of inventory step-up at fair value(3)	763	4,454
Realized loss from marketable securities(4)	—	1,727
Income tax effect of above adjustments(5)	(6,355)	(12,432)
Non-GAAP Net Income	$98,436	$75,729

GAAP Diluted EPS	$0.56	$0.16
Adjustments:
Share-based compensation	0.07	0.04
Amortization of debt discount	0.01	0.01
Amortization of intangible assets	0.13	0.08
Transaction costs for business combinations(1)	—	0.13
Severance and share-based compensation acceleration expense(2)	—	0.16
Amortization of inventory step-up at fair value(3)	0.01	0.03
Realized loss from marketable securities(4)	—	0.01
Income tax effect of above adjustments(5)	(0.05)	(0.09)
Non-GAAP Diluted EPS	$0.74	$0.53

GAAP & Non-GAAP Diluted Shares	133,543	142,216
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.
(1)Amount represents incremental costs including legal fees, accounting fees and advisory fees incurred for the Antares acquisition.
(2)Amount represents severance cost and acceleration of unvested equity awards as part of the Antares merger agreement.
(3)Amounts relate to amortization of the inventory step-up associated with purchase accounting for the Antares acquisition.
(4)Amount represents the realized loss from the sale of our marketable securities to finance the acquisition of Antares.
(5)Adjustments relate to taxes for the reconciling items, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items.

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2023	2022
GAAP Net Income	$74,754	$22,685
Adjustments:
Investment and other income	(3,192)	945
Interest expense	4,494	3,104
Income tax expense	18,402	7,326
Depreciation and amortization	20,628	12,546
EBITDA	115,086	46,606
Adjustments:
Transaction costs for business combinations	—	18,593
Severance and share-based compensation acceleration expense	—	22,552
Adjusted EBITDA	$115,086	$87,751

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In millions)

	Twelve Months Ended December 31, 2022	2023 Guidance Range	Percentage Change
GAAP Net Income	$202
Adjustments:
Investment and other income	(1)
Interest expense	17
Income tax expense	47
Depreciation and amortization	50
EBITDA	315	$420 - $440	33% - 40%
Adjustments:
Transaction costs for business combinations	22
Severance and share-based compensation acceleration expense	23
Adjusted EBITDA	$360	$420 - $440	17% - 22%